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                                  EXHIBIT 21.1


STATE OF INCORPORATION                      SUBSIDIARY
- - ----------------------                      ----------

     New York                      Batavia Wine Cellars, Inc.
     Delaware                      Bisceglia Brothers Wine Co.
     California                    California Products Company
     New York                      Guild Wineries & Distilleries, Inc.
     South Carolina                Tenner Brothers, Inc.
     New York                      Widmer's Wine Cellars, Inc.
     Delaware                      Barton Incorporated
     Delaware                      Barton Brands, Ltd.
     Maryland                      Barton Beers, Ltd.
     Connecticut                   Barton Brands of California, Inc.
     Georgia                       Barton Brands of Georgia, Inc.
     New York                      Barton Distillers Import Group
     Delaware                      Barton Financial Corporation
     Wisconsin                     Stevens Point Beverage Co.
     New York                      Monarch Wine Company, Limited Partnership
     Illinois                      Barton Management, Inc.
     U.S. Virgin Islands           Barton Foreign Sales Corporation
     New York                      Vintners International Company, Inc.
     New York                      Canandaigua West, Inc.
     Georgia                       The Viking Distillery, Inc.